Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On January 10, 2007 the (“Effective Date”), SunPower Corporation (“SunPower” or the “Company”) completed the previously announced merger transaction (the “Merger”) involving the Company, Pluto Acquisition Company LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”) and PowerLight Corporation, a California corporation (“PowerLight”). As a result of the Merger, PowerLight has become a wholly owned subsidiary of SunPower.

Upon the completion of the Merger, all of the outstanding shares of PowerLight, and a portion of each vested option to purchase shares of PowerLight, were cancelled, and all of the outstanding options to purchase shares of PowerLight (other than the portion of each vested option that was cancelled) were assumed, by SunPower, in exchange for aggregate consideration of (i) approximately $120.7 million in cash plus (ii) a total of 5,708,723 shares of SunPower’s class A common stock, inclusive of (a) 1,601,839 shares of SunPower class A common stock which may be issued upon the exercise of assumed vested and unvested PowerLight stock options, which options vest on the same schedule as the assumed PowerLight stock options, and (b) 1,675,881 shares of SunPower class A common stock issued to employees of the PowerLight business in the Merger, which shares are subject to certain transfer restrictions and a repurchase option by the Company, both of which lapse over a two-year period under the terms of certain equity restriction agreements. The Company is also obligated under the terms of the Merger Agreement to issue an additional 200,841 shares of restricted SunPower class A common stock (such shares, the “Bonus Pool”) to certain employees of the PowerLight business, which shares will be subject to certain transfer restrictions which will lapse over 4 years.

SunPower’s fiscal year consists of 52 or 53 weeks ending the Sunday closest to December 31, with quarters of 13 or 14 weeks ending the Sunday closest to March 31, June 30 and September 30 of each year. PowerLight’s fiscal year ends on December 31 of each year. For presentation purposes only, the accompanying unaudited condensed combined financial statements and related notes refer to the calendar year end and month end of each respective period. The following unaudited pro forma condensed combined balance sheet is based on the historical condensed consolidated balance sheets of each of SunPower and PowerLight as of September 30, 2006, and has been prepared to reflect the Merger as if it had been consummated on September 30, 2006. The following unaudited pro forma condensed combined statements of operations give effect to the Merger as if it had been completed on January 1, 2005. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2005 combines SunPower’s and PowerLight’s respective historical consolidated statements of operations for their 2005 fiscal year. The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 combines SunPower’s and PowerLight’s respective historical consolidated statements of operations for the nine months then ended.

The Merger is being accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of PowerLight based on their fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various estimates. A final determination of these estimated fair values will be based on the actual net tangible and intangible assets of PowerLight that existed as of the Effective Date.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions which are preliminary and have been made solely for purposes of developing such pro forma information. They do not include liabilities that may result from integration activities which are not presently estimable. Management is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance costs, costs of vacating some facilities or other costs associated with exiting activities of PowerLight that would affect the pro forma financial statements. In addition, the pro forma condensed combined financial statements do not include any potential operating efficiencies or cost savings from expected synergies of combining the companies. The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the

Merger been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of each of SunPower and PowerLight and should be read in conjunction with:

•	the accompanying notes to these unaudited pro forma condensed combined condensed financial statements;

•	the separate historical financial statements of SunPower as of and for the three and nine months ended September 30, 2006 included in SunPower’s quarterly report on Form 10-Q for the three and nine months ended September 30, 2006, which have been filed with the SEC;

•	the separate historical financial statements of SunPower as of and for the years ended December 31, 2005, 2004 and 2003 included in SunPower’s annual report on Form 10-K for the year ended December 31, 2005, which have been filed with the SEC; and

•	the separate historical financial statements of PowerLight as of and for the nine months ended September 30, 2006, and for the years ended December 31, 2005, 2004 and 2003, which have been filed as an exhibit to this current report on Form 8-K/A.

All intercompany balances and profits or losses from intercompany transactions between SunPower and PowerLight have been eliminated in these pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of each of SunPower and PowerLight on file with the SEC or being filed herewith, as well as with the information under the caption “Risk Factors” in the current report on Form 8-K/A of which these unaudited pro forma condensed combined financial statements and related notes are being filed as an exhibit.

PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2006

(In thousands)

(Unaudited)

	Historical		Pro Forma Adjustments	Notes		Pro Forma Combined
	SunPower	PowerLight
Assets
Cash and cash equivalents	$253,735	20,612	(120,694)	(a	)	$153,653
Short-term investments	19,897	—	—			19,897
Accounts receivable, net	47,067	46,972	(7,413)	(b	)	86,626
Inventories	26,069	22,888	—			48,957
Prepaid expenses and other current assets	22,472	9,118	(3,800)	(d	)
			(10,000)	(e	)	17,790

Deferred costs	—	38,752	(1,400)	(f	)	37,352
Deferred income taxes	—	3,350	—			3,350

Total current assets	369,240	141,692				367,625
Property, plant and equipment, net	163,455	1,823	—			165,278
Goodwill	2,883	—	182,036	(j	)	184,919
Intangible assets, net	15,213	2,312	(2,312)	(h	)
			86,714	(i	)	101,927
Other long-term assets	271	8,469	(1,200)	(d	)	7,540
Advances to suppliers, net of current portion	13,308	—	—			13,308

Total assets	$564,370	$154,296				$840,597

Liabilities and Stockholders’ Equity
Accounts payable	$31,048	45,587	(7,413)	(b	)	$69,222
Accounts payable to Cypress Semiconductor Corporation	3,904	—	—			3,904
Note payable to SunPower	—	10,000	(10,000)	(e	)	—
Note payable to bank	—	7,095	—			7,095
Accrued liabilities and other	11,154	12,627	3,000	(k	)	26,781

Current portion of customer advances	11,643	—	(5,000)	(d	)	6,643
Billings in excess of costs and estimated gross profit on contracts in progress	—	56,377	(3,602)	(o	)	52,775

Total current liabilities	57,749	131,686				166,420
Deferred tax liability	1,140	—	34,686	(g	)	35,826
Customer advances, net of current portion	28,854	—	—			28,854
Other long term liabilities	—	4,771	—			4,771

Total liabilities	87,743	136,457				235,871
Preferred stock with redemption rights	—	14,586	(14,586)	(l	)	—
Stockholders’ equity	476,627	3,253	(3,253)	(m	)
			132,546	(n	)
			(4,447)	(c	)	604,726

Total liabilities and stockholders’ equity	$564,370	$154,296				$840,597

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31, 2005
	SunPower	PowerLight	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenues	$78,736	$107,816	$(2,360)	(q	)	$184,192
Cost of revenues	74,353	96,064	(1,687)	(r	)
			6,626	(t	)
			20,901	(u	)	194,257

Gross margin	4,383	11,752				(10,065)
Operating expenses:
Research and development	6,488	526	—			7,014
Selling, general and administrative	10,880	15,797	5,053	(u	)
			32,146	(t	)
			(241)	(p	)	63,635

Total operating expenses	17,368	16,323	—			70,649

Operating loss	(12,985)	(4,571)				(80,716)
Interest and other expense, net	(2,808)	(462)	(662)	(v	)	(3,932)

Loss before income tax provision	(15,793)	(5,033)				(84,646)
Income tax provision (benefit)	50	(1,080)	—			(1,030)

Net loss	$(15,843)	$(3,953)				$(83,616)

Basic and diluted net loss per share	$(0.68)					$(3.18)
Shares used in calculation of basic and diluted net loss per share	23,306		2,961	(w	)	26,267

Shares used to compute pro forma combined basic and diluted net loss per share is the sum of the number of historical SunPower shares outstanding plus the number of SunPower shares issued or to be issued in exchange for outstanding PowerLight shares in the Merger. The number of SunPower shares issued in exchange for the outstanding PowerLight shares was 5,708,911. Dilutive potential common shares outstanding such as restricted stock of 1,145,643 and options to purchase 1,602,027 shares of class A common stock have been excluded as it has an antidilutive effect on earnings per share.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30, 2006
	Historical SunPower	Historical PowerLight	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenues	$162,001	$140,094	$(24,003)	(q	)	$278,092
Cost of revenues	129,678	120,623	(17,162)	(r	)
			(39)	(s	)
			3,268	(t	)
			8,060	(u	)	244,428

Gross margin	32,323	19,471				33,664
Operating expenses:
Research and development	7,120	528	—			7,648
Selling, general and administrative	15,572	15,145	(291)	(s	)
			3,790	(u	)
			24,386	(t	)
Stock-based compensation	—	—	(188)	(p	)	58,414

Total operating expenses	22,692	15,673				66,062

Operating income (loss)	9,631	3,798	—			(32,348)
Interest and other income (expense), net	6,851	(1,057)	(7,125)	(v	)	(1,331)

Income (loss) before income tax provision	16,482	2,741				(33,729)
Income tax provision	1,275	613	—			1,888

Net income (loss)	$15,207	$2,128				$(35,617)

Net income (loss) per share:
— Basic	$0.24					$(0.53)
— Diluted	$0.22					$(0.53)
Shares used in calculation of net income (loss) per share:
— Basic	64,704		2,961	(w	)	67,665
— Diluted	70,080					67,665

Shares used to compute pro forma combined basic and diluted net loss per share is the sum of the number of historical SunPower shares outstanding plus the number of SunPower shares issued or to be issued in exchange for outstanding PowerLight shares in the Merger. The number of SunPower shares issued in exchange for the outstanding PowerLight shares was 5,708,911 [include the Bonus Pool? – 200,841] Dilutive potential common shares outstanding such as restricted stock of 1,145,643 and options to purchase 1,602,027 shares of class A common stock have been excluded as it has an antidilutive effect on earnings per share have been included only if they have a dilutive effect on earnings per share.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes To Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

Under the terms of the agreement governing the Merger (the “Merger Agreement”), at the Effective Date, each PowerLight stock option that was outstanding and unexercised immediately prior to the Effective Date assumed by SunPower and was converted into an option to purchase shares of SunPower class A common stock, except that approximately 40% of the vested portion of each option was canceled in exchange for cash. SunPower issued options to purchase approximately 1.6 million shares of SunPower class A common stock in exchange for all of PowerLight’s outstanding stock options (other than the portion of each vested option that was cancelled in exchange for cash). The fair value of the outstanding options was determined using a Black-Scholes valuation model with the following weighted-average assumptions: volatility of 90%; risk-free interest rate of 4.6%, average expected life of 6.5 years and dividend yield of zero. SunPower class A common stock issued as consideration in the Merger was valued at the average closing market price of such common stock for the two days preceding and after announcement of the Merger.

The total estimated purchase price of the Merger is as follows (in millions):

	Shares	Fair Value
Purchase Consideration:
Common stock	2,961	$111,266
Stock options assumed	618	21,280
Estimated direct transaction costs	—	3,000
Cash	—	120,694

Total purchase consideration	3,579	256,240

Future Stock Compensation:
Restricted stock	1,146	$43,046
Stock options	984	35,126

Total future stock compensation	2,130	78,172

Total, estimated purchase price	5,709	$334,412

Preliminary Estimated Purchase Price Allocation

Under the purchase method of accounting, the total purchase price as shown in the table above was allocated to PowerLight’s net tangible and intangible assets based on their estimated fair values as of the Effective Date. The purchase price has been allocated based on estimates that are described in the introduction to these unaudited pro forma condensed combined financial statements. The allocation of the purchase price and the estimated useful lives and first year amortization associated with certain assets is as follows (in thousands):

	Amount	First Year Amortization	Estimated Useful Life
Net tangible assets	$17,729	$—	N/A
Identifiable intangible assets:
Patents	29,980	7,495	4 years
Customer relationships	30,320	5,053	6 years
Tradenames	16,260	3,252	5 years
Backlog	10,154	10,154	1 year
In-process research and development	4,447	—	N/A
Unearned stock compensation	78,172	—	N/A
Deferred tax liability	(34,686)	—	N/A
Goodwill	182,036	—	N/A

Total purchase price	$334,412	$30,401

$17.7 million has been allocated to net tangible assets acquired and approximately $91.1 million has been allocated to amortizable intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

Identifiable intangible assets. Patents represent PowerLight’s patents and trade secrets developed through years of experience in design and development of its products. SunPower expects to amortize the fair value of patents on a straight-line basis over four years. Customer relationships represent PowerLight’s customer relationships that are expected to result in future business for SunPower. SunPower expects to amortize the fair value of these assets on a straight-line basis over six years.

Tradenames relate to the PowerLight trade name and other product names, which SunPower expects to amortize on a straight-line basis over five years.

Backlog represents the fair value of expected profits on customer orders or contracts booked by PowerLight.

PowerLight’s in-process research and development primarily represents partially developed roof integrated system and fixed-tilt system designs that have not yet reached technological feasibility and have no alternative future uses.

Approximately $182.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill has become impaired, SunPower will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the purchase price, to reflect amounts related to PowerLight’s net tangible and intangible assets at an amount equal to the estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets and stock-based compensation, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. All intercompany balances and profits or losses from intercompany transactions between SunPower and PowerLight have been eliminated in these pro forma condensed combined financial statements. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had SunPower and PowerLight filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined financial statements do not include liabilities that may result from integration activities which are not presently estimable. Management is in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance costs for PowerLight employees, costs of vacating some facilities of PowerLight, or other costs associated with exiting activities of PowerLight that would affect the pro forma financial statements. Any such liabilities would be recorded as an adjustment to the purchase price and an increase in goodwill.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To reflect the cash consideration paid by SunPower in connection with the Merger;

(b)	To eliminate intercompany trade accounts receivable and payable between PowerLight and SunPower;

(c)	To record acquired in-process research and development SunPower recorded this adjustment because the feasibility of certain required technology had not been established and no alternative future use existed. The write-off was non-recurring and a direct result of the acquisition of PowerLight;

(d)	To eliminate advance payments from PowerLight to SunPower;

(e)	To eliminate PowerLight’s note payable to SunPower;

(f)	To eliminate PowerLight’s deferred costs related to its then-planned initial public offering;

(g)	To record the estimated deferred tax liability associated with PowerLight’s intangible assets acquired in the Merger that are not tax deductible;

(h)	To eliminate PowerLight’s historical intangible assets;

(i)	To record the fair value of PowerLight’s identifiable intangible assets acquired in the Merger (see allocation of the purchase price above);

(j)	To record the PowerLight goodwill acquired in the Merger (see allocation of the purchase price above);

(k)	To accrue SunPower’s direct costs of the Merger;

(l)	To eliminate PowerLight’s historical redeemable preferred stock;

(m)	To eliminate PowerLight’s historical stockholders’ equity;

(n)	To record the fair value of the SunPower shares issued in the Merger;

(o)	To adjust billings in excess of costs and estimated gross profit on PowerLight’s contracts in progress to the fair value of the legal performance obligations thereunder;

(p)	To eliminate PowerLight’s historical amortization expense on intangible assets;

(q)	To eliminate intercompany revenue on sales from SunPower to PowerLight;

(r)	To eliminate intercompany cost of revenue on sales from SunPower to PowerLight;

(s)	To eliminate PowerLight’s historical amortization of stock-based compensation;

(t)	To record stock-based compensation expense related to unvested stock options and restricted stock held by PowerLight employees which were assumed or exchanged, respectively, and shares issued under the bonus plan by SunPower in the Merger;

(u)	To record amortization of the PowerLight intangible assets acquired in the Merger;

(v)	To reflect a reduction of interest income as a result of the cash used in the Merger. The Company used available cash to fund the Merger; and

(w)	Number of SunPower shares issued in connection with the Merger.